EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ALYST ACQUISITION CORP. TO SUBMIT PLAN OF COMPLIANCE TO NYSE ALTERNEXT US IN CONNECTION WITH CONTINUED LISTING STANDARDS

NEW YORK, Feb. 13/PRNewswire-FirstCall/ -- Alyst Acquisition Corp. (NYSE Alternext US: AYA), a special purpose acquisition company ("Alyst"), has confirmed that on February 10, 2009, it received a letter (the “Letter”), from the NYSE Alternext US indicating that Alyst has not met one of the Exchange’s continued listing standards due to the fact that Alyst did not hold an annual meeting of stockholders in 2008.  Under Section 704 of the Company Guide, a company is required as part its continued listing requirements to hold an annual meeting of its stockholders.  Alyst has been afforded the opportunity to submit to the Exchange a plan of compliance by March 10, 2009, advising the Exchange of action it has, or will, take to bring the company into compliance with Section 704 by August 11, 2009.  If Alyst does not submit a plan or if the plan is not accepted by the Exchange, Alyst will be subject to delisting procedures as set forth in the Company Guide.  Alyst has been informed by the Exchange that a similar letter was sent to all of its listed companies, including SPACs like Alyst, that did not hold an annual meeting in 2008.

On February 12, 2009, Alyst confirmed to the Exchange that it had received the Letter and advised the Exchange that it would submit a plan of compliance to the Exchange by March 10, 2009.  Alyst further advised the Exchange that it had filed on January 30, 2009 a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) relating to a special meeting of stockholders in connection with Alyst’s proposed business combination with China Networks Media Ltd. (“CN Media”).  In addition, China Networks International Holding, Ltd. (“CN Holdings”), a wholly-owned British Virgin Islands subsidiary of Alyst, filed on January 30, 2009 a Registration Statement on Form S-4 to register certain securities to be issued to existing public shareholders of Alyst in connection with the business combination, should Alyst’s shareholders approve the proposed business combination.  The special meeting of Alyst’s stockholders is subject to completion of the SEC’s review of the preliminary proxy statement and, consequently, the exact date has not yet been set.  Notwithstanding the foregoing, such meeting must be held and approval obtained prior to June 29, 2009, the date at which Alyst is otherwise required to dissolve under its existing charter documents.

About Alyst

Alyst is a special purpose acquisition company formed in August 2006 for the purpose of acquiring, through a merger, asset acquisition or other similar business combination, an operating business. In July 2007, Alyst raised approximately $63.2 million from the issuance of its common stock and warrants. Alyst has until June 29, 2009 to complete a business combination. Alyst's principal offices are in New York City.

Alyst issued a press release on August 18, 2008, announcing it had entered into an agreement and plan of merger to acquire all of the issued and outstanding shares of CN Media, which owns and is acquiring broadcast television advertising rights in the People’s Republic of China. As part of the transaction, Alyst proposes to redomesticate to the British Virgin Islands by means of merging with its wholly-owned subsidiary, CN Holdings, immediately prior to consummating its transaction with CN Media.

Safe Harbor Statement

Stockholders of Alyst are advised to read Alyst's preliminary proxy statement and, when available, Alyst's definitive proxy statement in connection with Alyst's solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Once filed, stockholders will be able to obtain a copy of the definitive proxy statement and any other relevant filed documents for free at the SEC's website (http://www.sec.gov). These documents will also be available for free, once filed, from Alyst by directing a request to 233 East 69th Street, # 6J, New York, New York 10021.

In connection with the proposed business combination, CN Holdings has filed with the SEC a registration statement on Form S-4. The stockholders of Alyst are also urged to read the registration statement, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about Alyst, CN Holdings and the proposed transaction.

Alyst and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Alyst stockholders to be held to approve, among other things, the acquisition of all of the issued and outstanding shares of China Networks Media, Ltd.. Information regarding Alyst's directors and executive officers is available in its filings with the SEC and such information will be available in the proxy statements. No person other than Alyst has been authorized to give any information or to make any representations on behalf of Alyst or China Networks Media, Ltd. in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Alyst.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Alyst and China Networks Media, Ltd. and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words "believes," "expects," "intends," "may," "will," "should" or comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of Alyst's and China Networks Media, Ltd.'s management and are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements.

Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. Alyst undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For Further Information, please contact:

Alyst Acquisition Corp.
Michael E. Weksel
Tel: 212-650-0232
Email: mweksel@alyst.net

Company Advisor:
Chardan Capital Markets, LLC
George Kaufman
Tel: 646-465-9015
Email: gkaufman@chardancapitalmarkets.com

SOURCE Alyst Acquisition Corp.